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                                                                    EXHIBIT 99.1


                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

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         I EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "HERITAGE FINANCIAL HOLDING CORPORATION", FILED IN THIS OFFICE ON THE TENTH DAY OF FEBRUARY, A.D. 2000, AT 10:30 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                            /s/ EDWARD J. FREEL
                       [SEAL]               ---------------------------------
                                            Edward J. Freel, Secretary of State
3174211 8100
                                                                  0250532
001067734                                   AUTHENTICATION DATE: 02-10-00




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                          CERTIFICATE OF INCORPORATION

                                       OF

                     HERITAGE FINANCIAL HOLDING CORPORATION

         FIRST: The name of the Corporation is Heritage Financial Holding Corporation.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purposes for which the Corporation is formed are:

                a.      to serve as a financial holding corporation; and

                b. the transaction of any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares, comprising Forty Million (40,000,000) shares of Common Stock, with a par value of $.01 per share and Ten Million (10,000,000) shares of Preferred Stock, with a par value of $.01 per share.

         The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the voting power thereof, full or limited, and to fix the designation, powers preferences and rights of the shares of each such series and the qualification, limitations or restrictions thereof.

         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         (h) Any other relative rights, preferences and limitations of that series.

         FIFTH: The name and mailing address of the sole Incorporator is as follows:

                 Matthew T. Franklin, Esq.       1200 AmSouth/Harbert Plaza
                                                 1901 Sixth Avenue North
                                                 Birmingham, Alabama  35203

         SIXTH: The name and address of the persons who will serves as directors until the first annual meeting of stockholders or until their successor is elected and qualified are as follows:

       Vernon Bice              839 Tannahill Drive, Huntsville, AL 35802
       Marc A. Eason            3416 Brookwood Trace, Birmingham, AL 35223
       Bingham D. Edwards       1501 Woodland Street, S.E., Decatur, AL 35601
       Reginald D. Gilbert      1515 Woodland Street, S.E., Decatur, AL 35601
       Lenny L. Hayes           1535 Blackhill Lane, Decatur, AL 35601
       Neal A. Holland, Jr.     2850 Modaus Road, S.W., Decatur, AL 35603
       Harold B. Jeffreys       4136 Indian Hills Road, Decatur, AL 35603
       Larry Landman            429 Echols Avenue, Huntsville, AL 35801
       Vernon A. Lane           2715 Old Moulton Road, S.W., Decatur, AL 35603
       John T. Moss             307 White Circle, Huntsville, AL 35801
       T. Gerald New, M.D.      2313 Horsetree Place, S.E., Decatur, AL 35601

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     Gregory Parker        908 Cassandra Avenue, Huntsville, Alabama 35802
     Betty B. Sims         4107 Indian Hills Road, Decatur, Alabama 35603
     Timothy A. Smalley    1205 Regency Boulevard, S.E., Decatur, Alabama 35601
     Michael Washburn      7059 Bradstock Court, Birmingham, Alabama 35242
     John E. Whitley       2201 Woodland Street, S.E., Decatur, AL 35601
     Jeron Witt            3210 Trenton Place, S.W., Decatur, AL 35603

         The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors shall have the power to make, alter or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole Board of Directors. Election of directors need not be by written ballot unless required by the Bylaws.

         The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the first annual meeting of stockholders, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws, any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

         SEVENTH: No action required to be taken or which may be taken at any annual meeting or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

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         EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended in a manner more favorable to directors, a director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Each person who was or is made a party to, or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director of the Corporation, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director, shall be indemnified and held harmless by the Corporation to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future (but, in the case of any future change, only to the extent that such change permits the Corporation to provide broader indemnification rights than the law permitted prior to such change), against all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 ("ERISA") excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director and shall inure to the benefit of his or her heirs, executors and administrators.

         The Corporation shall pay expenses actually incurred in connection with any proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

         If such a claim is not paid in full by the Corporation within thirty
(30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination that indemnification of the claimant is

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permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct.

         The Corporation may provide indemnification to officers, employees and agents of the Corporation to the fullest extent permissible under Delaware law.

         To the extent that any director, officer, employee or agent of the Corporation is, by reason of such position, or position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

         The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permissible under Delaware law.

         Each and every paragraph, sentence, term and provision of this Article EIGHTH is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article EIGHTH may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article EIGHTH and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law.

         Each of the rights conferred on directors, officers, employees or agents of the Corporation by this Article EIGHTH, shall be a contract right, and any repeal or amendment of the provisions of this Article EIGHTH shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

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         The rights conferred in this Article EIGHTH shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         NINTH: The provisions set forth in Articles SIXTH, SEVENTH, EIGHTH and NINTH of this Certificate of Incorporation may not be repealed or amended in any respect, and no article imposing cumulative voting in the election of directors may be added, and no provision of the Corporation's Bylaws may be repealed or amended by the stockholders in any respect, unless such action is approved by the affirmative vote of the holders of 80% percent of all shares of the Corporation entitled to vote in elections of directors, considered for this Article NINTH as one class.

         The undersigned, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this Certificate and hereby declares and certifies that the facts stated herein are true, and accordingly hereunto signs this Certificate of Incorporation this 9th day of February, 2000.

                                                         /s/ MATTHEW T. FRANKLIN
                                                         -----------------------
                                                             Matthew T. Franklin


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